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                                                                    EXHIBIT 99.2


                 [LETTERHEAD OF WASHINGTON GROUP INTERNATIONAL]


                                JANUARY 16, 2001
                 WASHINGTON GROUP NAMES CHIEF FINANCIAL OFFICER;


KEY EXECUTIVE APPOINTMENTS IN POWER & INDUSTRIAL MARKETS

Boise, Idaho--Washington Group International, Inc., (NYSE: WNG), a leader in the engineering and construction industry, today announced several key executive appointments, including a new Chief Financial Officer, two Operating Unit Presidents, and promotions of three Corporate Vice Presidents as part of the company's integration strategy following its acquisition of Raytheon Engineers & Constructors in July 2000. These appointments are the latest in a series of strategic, financial, and organizational milestones as Washington Group emerges as the preferred provider of engineering and construction services in the industry's fastest growing market segments: power, infrastructure, and government.

GEORGE H. JUETTEN, 32-YEAR FINANCIAL VETERAN, NAMED CHIEF FINANCIAL OFFICER

     George Juetten, formerly Senior Vice President and Chief Financial Officer of Dresser Industries, Inc., has joined Washington Group as Executive Vice President and Chief Financial Officer. Juetten spent six years with Dresser Industries, a company with annual revenue of approximately $8.0 billion, where he also served as Vice President - Controller from 1993 to 1996.

     "We are excited to find an individual with George Juetten's broad financial expertise," said Stephen G. Hanks, Washington Group President. "He has a strong background in financial integration following acquisitions and a successful track record of ensuring businesses remain focused on shareholder value. We welcome George to Washington Group's Office of the Chairman."

     Prior to joining Dresser Industries, Juetten spent 24 years with Price Waterhouse as an Audit Partner with multinational clients, including Dresser Industries. He joined Price Waterhouse in 1969 and served in The Hague, Netherlands, from 1974 to 1977. Juetten holds an accounting degree from Marquette University.

     Juetten joins Vince Kontny, Washington Group's Chief Operating Officer, and Charlie Oliver, recently named Chief Business Development Officer, in Washington Group's Office of the Chairman. The three industry veterans report to the company's President, Steve Hanks, who together with Chairman and Chief Executive Officer Dennis R. Washington, form the five-member Office of the Chairman.

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THOMAS H. ZARGES TO HEAD WASHINGTON POWER;

G. BRETNELL WILLIAMS AND GREG P. THERRIEN HEAD WASHINGTON INDUSTRIAL/PROCESS

     Thomas H. Zarges, formerly President and Chief Executive Officer of Washington Group's Industrial/Process unit, has been named President and Chief Executive Officer of Washington Power. Zarges is a 27-year veteran of the engineering and construction industry who joined the company in 1991 as President and Chief Executive Officer of the company's Power and Industrial/Manufacturing Divisions.

     He previously served 17 years with Raytheon's former subsidiary United Engineers & Constructors, with supervisory and management positions in field construction, engineering, and project management. His experience includes major nuclear- and fossil-power projects, high-technology projects in the steel and process industries, industrial manufacturing, and heavy civil construction. Zarges will relocate to Princeton, New Jersey, in mid-February from Cleveland, Ohio. He is a 1970 engineering graduate of the Virginia Military Institute.

     "Tom Zarges' management skills and background in the power market will be a great asset in making Washington Power as strong as the market it serves," said Hanks. "His hands-on experience with power projects, both here at Washington Group and with RE&C, makes Tom an ideal candidate to lead our strategic growth in one of the largest and fastest growing sectors of our industry."

     G. Bretnell Williams, formerly Executive Vice President of Washington Industrial/Process Operations, has been appointed President and Chief Executive Officer of Washington Industrial/Process.

     Williams, who has been engaged in business development and operations of industrial projects for more than four decades, started his career with Washington Group as Vice President of Marketing in 1976. He later served as President of the company's H.K. Ferguson Company and was named to his present position in 1991. Williams graduated from Yale University with an engineering degree in 1951.

     Greg P. Therrien, formerly Senior Vice President of Washington Industrial Manufacturing in Cleveland, has been promoted to Executive Vice President - Operations of Washington Industrial/Process.

     Therrien, a 22-year employee of Washington Group, has spent the majority of his career with the company managing automotive industry projects and is a seasoned industry veteran.

Therrien has been responsible for all of Washington Group's worldwide automotive, industrial manufacturing, and building operations. He earned a degree in Construction Management from Washington State University.

THREE CORPORATE EXECUTIVES PROMOTED

     David L. Myers, formerly President and Chief Executive Officer of the Washington Power unit, has been named Executive Vice President of Corporate Affairs. Prior to joining Washington Group, Myers served as Chief Operating Officer at RE&C and as President of Fluor Daniel's Environmental Strategies Operating Company. A graduate of the United States Naval Academy, Myers served for seven years in the nuclear submarine service, joining Fluor Engineers & Constructors in 1975.

Exhibit 99.2 - Page Two
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     In his new position, Myers will oversee key strategic and financial initiatives and provide his industry expertise to the company's corporate affairs in the United States and abroad. Myers will relocate to Washington Group's headquarters in Boise, Idaho.

     Larry L. Myers, formerly Senior Vice President - Business Operations for Washington Government, has been promoted to Senior Vice President - Human Resources for the company. Myers is a 24-year veteran of the company and has served in a variety of senior human resources positions involving acquisitions and integration. His assignments with the company include both government and commercial operating units in Washington, Idaho, Maryland, and South Carolina. Myers holds degrees in Management and Organization, and Sociology from Idaho State University.

     James P. O'Donnell, formerly Vice President - Corporate Development, has been named Senior Vice President - Strategic Planning and Development. O'Donnell has been with the company for 24 years and was instrumental in Washington Group's acquisition of RE&C. His economic and business background was instrumental in planning and executing the acquisitions of Westinghouse and Raytheon. O'Donnell joined the company in 1977 and has held positions in marketing, strategic planning, and finance and administration. He previously served as an economic analyst with Armoco, Inc. and Federal - Mogul Corp. O'Donnell holds a Master's of Arts in Economics from the University of Detroit and a degree in Business Administration/Economics from the University of Dayton.

     Washington Group International, Inc., is an international engineering and construction firm with more than $5.0 billion in annual revenues and a backlog of approximately $6.6 billion. With more than 38,000 employees at work in more than 40 countries, the company serves the energy, environmental, government, heavy-civil, industrial, mining, nuclear-services, operations and maintenance, petroleum and chemicals, process, pulp and paper, telecommunications, transportation, and water-resources markets as an engineer, constructor, program manager, and developer.


                                      # # #


This news release contains forward-looking statements within the meaning of the private securities litigation reform act of 1995, which are identified by the use of forward-looking terminology such as MAY, WILL, COULD, SHOULD, EXPECT, ANTICIPATE, INTEND, PLAN, ESTIMATE, or CONTINUE or the negative thereof or other variations thereof. Such forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in social, economic, business industry, market, legal, and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the corporation's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial, and other governmental authorities and officials.


Exhibit 99.2 - Page Three